EXHIBIT B
STOCK PURCHASE AGREEMENT

            This Stock Purchase Agreement (the "Agreement") is entered into this 30th day of August, 2002 by and between Advantage Capital Partners, L.P. ("ACPI"), Advantage Capital Partners II, L.P. ("ACPII"), Advantage Capital Partners III, L.P. ("ACPIII"), Advantage Capital Partners IV, L.P. ("ACPIV"), Advantage Capital Partners V, L.P. ("ACPV"), Advantage Capital Partners VI, L.P. ("ACPVI"), Advantage Capital Partners VII, L.P. ("ACPVII"), Advantage Capital Partners VIII, L.P. ("ACPVIII"), Advantage Capital Partners X, L.P. ("ACPX"), all of which are Louisiana limited partnerships, and Advantage Capital Technology Fund, L.L.C., a Louisiana limited liability company ("ACTF") (collectively, the "Sellers"), on the one hand, and OESC Investors, LLC, a Texas limited liability company (the "Purchaser"), on the other hand.

RECITALS

            WHEREAS, Sellers own, beneficially and of record, 7,500 shares of Series A Preferred Stock, par value $1,000 per share ("Series A Stock"), of OMNI Energy Services Corp., a Louisiana corporation (the "Company"), 4,600 shares of Series B Preferred Stock, par value $1,000 per share ("Series B Stock"), of the Company and 2,862,385 shares of common stock, par value $0.01 per share ("Common Stock"), of the Company; and

            WHEREAS, on the terms and subject to the conditions set forth herein, Sellers desire to sell to Purchaser, and Purchaser desires to purchase and acquire from Sellers, an aggregate of 2,000 shares of Series A Stock, 600 shares of Series B Stock and 2,862,385 shares of Common Stock (collectively, the "Initial Shares"); and

            WHEREAS, on the terms and subject to the conditions set forth herein, Sellers desire to grant to Purchaser, and Purchaser desires to purchase and acquire from Sellers, an option to buy from the Sellers, as a whole and not in part, 5,500 shares of Series A Stock and 4,000 shares of Series B Stock (collectively, the "Option Shares"; and together with the Initial Shares, the "Advantage Securities").

            NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
Sale and Transfer of Initial Shares; Purchase of OESC Option

            1.1       Purchase and Sale of Initial Shares.  Subject to the terms and conditions of this Agreement, at the Closing (as defined in Section 6.1), each Seller shall sell, transfer, assign and deliver to Purchaser, and Purchaser shall purchase from each Seller, the number of Initial Shares set forth opposite each Seller's name on Schedule 1.1 hereto, such that upon consummation of such purchase and sale, Purchaser shall have acquired from Sellers, in the aggregate, all of the Initial Shares.

            1.2       Purchase Price for Initial Shares.  The aggregate purchase price for the Initial Shares shall be $8,000,000 plus the amount of all accrued and unpaid dividends on the Initial Shares through the date of Closing (the "Share Purchase Price").  The Share Purchase Price shall be payable at Closing by wire transfer to an account or accounts designated by Sellers and shall be allocated among and paid to Sellers in the proportions set forth on Schedule 1.1.

            1.3       Purchase of OESC Option.  Subject to the terms and conditions of this Agreement, at the Closing, each Seller shall grant to Purchaser, and Purchaser shall purchase and acquire from each Seller, an option to buy from each Seller, as a whole and not in part, the number of Option Shares set forth opposite each Seller's name on Schedule 1.1 hereto, such that Purchaser shall have acquired from Sellers, in the aggregate, an option to purchase all of the Option Shares (the "OESC Option").  The OESC Option shall be evidenced by option agreements in the form attached as Exhibit "A" hereto to be executed and delivered by each Seller at the Closing (the "Option Agreements").  The aggregate purchase price payable by Purchaser for the Option Shares upon exercise of the OESC Option shall be $9,500,000 plus the amount of all accrued and unpaid dividends on the Option Shares through the date on which the purchase and sale of the Option Shares upon exercise of the OESC Option is consummated (the "Option Exercise Price").  The Option Exercise Price shall be allocated among and payable to the Sellers in the proportions set forth on Schedule 1.1 and shall be reduced by the amount of the purchase price for the OESC Option paid by Purchaser to Sellers at Closing as set forth in Section 1.4.  The OESC Option shall expire if it has not been exercised by December 31, 2003 or if the purchase and sale of Option Shares contemplated thereby shall not have occurred on or prior to such date.

            1.4       Purchase Price for OESC Option.  The aggregate purchase price for the OESC Option shall be $2,000,000 (the "Option Purchase Price").  The Option Purchase Price shall be payable at Closing by wire transfer to an account or accounts designated by Sellers and shall be allocated among and paid to Sellers in the proportions set forth on Schedule 1.1.  The Option Purchase Price paid to Sellers at the Closing shall be credited against the Option Exercise Price such that upon exercise of the OESC Option, Purchaser would pay to Sellers, in the aggregate, $7,500,000 (plus accrued and unpaid dividends) for the Option Shares (i.e. $9,500,000, plus accrued and unpaid dividends, minus the $2,000,000 Option Purchase Price paid by Purchaser at the Closing).  Purchaser shall not exercise its right to purchase Option Shares under any Option Agreement without at the same time purchasing all Option Shares under all Option Agreements.

            1.5       Simultaneous Transactions.  At the Closing, the consummation of the purchase and sale of the Initial Shares and the grant and purchase of the OESC Option shall be deemed to occur simultaneously, and the consummation of each such transaction is expressly conditioned upon consummation of the others.

            1.6       Advantage Options.  The Advantage Securities do not include any unexercised, uncanceled or unexpired stock options or warrants to purchase shares of Company Common Stock that any Seller or any other entity that is affiliated with the Sellers owns as of the date hereof or hereafter acquires (the "Advantage Options"), all of which shall be retained by Sellers and such affiliated entities.  Sellers agree that they will not, and they will cause their affiliates not to, exercise any of the Advantage Options until the earlier of termination of this Agreement or December 31, 2003.

  ARTICLE II
Representations and Warranties of the Sellers

            Each Seller hereby represents and warrants, severally and not jointly, to Purchaser as follows:

            2.1       Organization and Good Standing.  Such Seller is a limited partnership or limited liability company duly organized, validity existing and in good standing under the laws of its state of organization.

            2.2       Authority; Due Execution.  This Agreement constitutes, and upon its execution and delivery by such Seller at Closing such Seller's Option Agreement will constitute, the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with their respective terms, subject to bankruptcy, insolvency and reorganization laws and other laws of general application affecting the enforcement of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.  This Agreement has been duly executed and delivered by such Seller, and all partnership, limited liability company or other formal action on the part of such Seller necessary for the authorization, execution, delivery and performance by such Seller of this Agreement and the transactions contemplated hereby has been duly and properly taken.  Such Seller has the full right, power and authority to enter into this Agreement, to transfer, convey and sell the Initial Shares set forth opposite such Seller's name on Schedule 1.1 to Purchaser at the Closing and to transfer, convey and sell the Option Shares set forth opposite such Seller's name on Schedule 1.1 to the Purchaser upon proper exercise of the OESC Option.

            2.3       No Conflicts.  The execution, delivery and performance by such Seller of this Agreement and the consummation by such Seller of the transactions contemplated hereby will not, with or without the giving of notice or the passage of time or both, (a) violate any law, regulation, rule, ordinance or order applicable to such Seller or (b) conflict with or result in a breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or cause or permit the acceleration prior to maturity of any amounts owing under, any loan agreement, indenture, mortgage, deed of trust, lease, contract, license or other agreement or instrument (whether or not in writing) to which such Seller is a party or which is binding on such Seller or by which any of such Seller's properties are bound.

            2.4       Title to Shares.  Such Seller is the sole beneficial and record owner of the Initial Shares and the Option Shares set forth opposite such Seller's name on Schedule 1.1 and has good and marketable title to such shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options (other than the OESC Option to be granted to Purchaser at Closing) and adverse claims or rights whatsoever, other than restrictions arising under applicable securities laws.

            2.5       No Brokers.  Neither this Agreement nor the consummation of the transactions contemplated hereby were induced or procured by any person acting on behalf of, or representing, such Seller in any capacity pursuant to which such person could be entitled to a fee or commission from Purchaser.

ARTICLE III
Representations and Warranties of Purchaser

            Purchaser hereby represents and warrants to Sellers as follows:

            3.1       Organization and Good Standing.  Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Texas.

            3.2       Authority; Due Execution.  This Agreement constitutes, and upon their execution and delivery by Purchaser at Closing the Option Agreements will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency and reorganization laws and other laws of  general application affecting the enforcement of creditors' rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies.  This Agreement has been duly executed and delivered by Purchaser, and all limited liability company or other formal action on the part of Purchaser necessary for the authorization, execution, delivery and performance by Purchaser of this Agreement and the transactions contemplated hereby has been duly and properly taken.  Purchaser has the full right, power and authority to enter into this Agreement and to purchase the Initial Shares and the OESC Option.

            3.3       No Conflicts.  The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not, with or without the giving of notice or the passage of time or both, (a) violate any law, regulation, rule, ordinance or order applicable to Purchaser or (b) conflict with or result in a breach of any provision of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or cause or permit the acceleration prior to maturity of any amounts owning under, any loan agreement, indenture, mortgage, deed of trust, lease, contract, license or other agreement or instrument (whether or not in writing) to which Purchaser is a party or which is binding on Purchaser or by which any of Purchaser's properties are bound.

            3.4       No Brokers.  Neither this Agreement nor the consummation of the transactions contemplated hereby were induced or procured by any person acting on behalf of, or representing, Purchaser in any capacity pursuant to which such person could be entitled to a fee or commission from any Seller.

            3.5       Investment Intention.  Purchaser is acquiring the Initial Shares and the OESC Option (and upon exercise of the OESC Option will acquire the Option Shares) for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act")) thereof.  Purchaser understands that the Initial Shares, the OESC Option and the Option Shares have not been registered under the Securities Act or any applicable state securities laws and cannot be sold by Purchaser unless subsequently registered under the Securities Act or sold pursuant to an available exemption from such registration requirements.  In this regard, Purchaser understands and acknowledges that the Initial Shares, the OESC Option and the Option Shares are "restricted securities" within the meaning of Rule 144 under the Securities Act and agrees that it will not effect any transaction involving any of the Initial Shares, the OESC Option or the Option Shares in any manner not consistent with the requirements set forth in such Rule 144.

            3.6       Sophistication of the Purchaser.  James Eckert, Burton T. Zaunbrecher and Darcy Klug, Purchaser's officers, managers and members are currently the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, respectively, of the Company, and in such capacity, they have been afforded and have had full access to all of the Company's properties, books, contracts, commitments, records and other information, including without limitation all financial, accounting, operational and business records and information concerning the Company's affairs, and as a result thereof, Purchaser shall be deemed to have knowledge of all such information.  Purchaser acknowledges that, through Messrs. Eckert, Zaunbrecher and Klug, it has conducted its own investigation, and is personally aware of the Company's affairs, and Purchaser is not relying on any representation, statement or omission of any Seller or of any other person in entering into this Agreement or consummating the transactions contemplated hereby (except solely for the representations and warranties of the Sellers expressly set forth in Article II).

ARTICLE IV
Covenants

            4.1       Cooperation and Best Efforts.  Between the date of this Agreement and the Closing Date (as hereinafter defined), Sellers and Purchaser will cooperate with each other and use their best efforts to cause the conditions set forth in Article V to be satisfied and to effect the transactions contemplated by this Agreement at the earliest practicable date.

            4.2       Publicity.  No party hereto shall issue any press release or make any public statement, in either case relating to or in connection with or arising out of this Agreement or the matters contained herein, without obtaining the prior written approval of the other party hereto to the content and manner of presentation and publication thereof, which consent shall not be unreasonably withheld or delayed; provided, however, that a party shall be entitled, following reasonable prior written notice to the other parties, to issue such press releases and make such public statements as are in the opinion of its legal counsel, required by applicable law.

            4.3       Notification.  Between the date of this Agreement and the Closing Date, each Seller, on the one hand, and Purchaser, on the other hand, will promptly notify the other in writing if such person becomes aware of any fact or condition that causes or constitutes a misrepresentation, omission or breach of any such person's representations and warranties as of the date of this Agreement, or if such person becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a misrepresentation, omission or breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition.  During the same period, each Seller, on the one hand, and Purchaser, on the other hand, will promptly notify the other of the occurrence of any breach of any covenant of such party in this Agreement or of the occurrence of any event that can reasonably be foreseen to make the satisfaction of any condition in Article V impossible or unlikely.

            4.4       Assignment of Accrued and Unpaid Dividends.  Subject to and conditioned upon consummation of the purchase and sale of the Initial Shares contemplated hereby and the payment by Purchaser of the Share Purchase Price therefor in full, each Seller hereby assigns to Purchaser its right to receive any and all accrued and unpaid dividends on the Initial Shares that may have been, are, or may become payable to such Seller by reason of the fact that such Seller was the holder of record of Initial Shares on any date prior to the Closing Date.  If Purchaser exercises the OESC Option, Sellers shall make a similar assignment to Purchaser of the right to receive accrued and unpaid dividends on the Option Shares.

            4.5       No Disposition of Shares.  Each Seller agrees that, until such time as this Agreement is terminated, it will not sell any of the Advantage Securities held by it to any person or entity other than Purchaser, and if the Closing occurs, it will not sell any of the Option Shares held by it to any person or entity other than Purchaser until such time as the OESC Option is exercised or expires.

            4.6       Expenses.  Sellers, on the one hand, and Purchaser, on the other hand, shall each pay the full amount of all costs and expenses incurred by such party in connection with the negotiation and preparation of this Agreement and the consummation of the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

            4.7       Obtaining Commitment and Satisfaction of Condition Precedent to Financing.  Purchaser shall use its best efforts to timely obtain the financing commitment described in Section 7.1(e) and to satisfy all conditions precedent to the funding of the loans or investments described therein required by the financial institution or other investor identified therein to finance the consummations of the transactions contemplated by this Agreement (the "Acquisition Financing").  Purchaser shall promptly notify Sellers when all conditions to the Acquisition Financing (other than those that are to be satisfied on the Closing Date) have been satisfied.

            4.8       No Merger or Consolidation; Adjustments for Stock Splits, Dividends, Etc.  From the date hereof until the earlier of the Closing Date or termination of this Agreement, neither Purchaser nor Sellers shall take any action to approve or effect, and they shall each cause the Company not to effect, any merger, consolidation or other reorganization of the Company without first entering into a mutually agreeable amendment to this Agreement in order to make appropriate adjustments to the number and kind of Initial Shares and Option Shares subject to this Agreement, but the aggregate purchase price therefor shall remain the same.  In the event of any increase or decrease in the number of issued shares of any Series A Stock, Series B Stock or Common Stock of the Company resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of any such Company securities, or any other similar pro rata increase or decrease in the number of issued shares of Class A Stock, Class B Stock or Common Stock of the Company, then the number and kind of Initial Shares and Option Shares subject to this Agreement shall be adjusted appropriately, but the aggregate purchase price therefor shall remain the same.

            4.9       Registration Rights.  If the Option Agreements are terminated or expire in accordance with their terms, Purchaser agrees that Sellers shall have, and Purchaser shall cause the Company to provide to Sellers, the registration rights with respect to the Option Shares (and any shares of Common Stock issuable upon conversion of the Option Shares) specified in Exhibit "B" to this Agreement (the "Registration Rights").  In consideration of the benefits to be received by the Company as a result of Sellers' execution, delivery and performance of this Agreement, the Company intervenes in the execution and delivery of this Agreement to hereby grant to Sellers the Registration Rights.

            4.10     Come-Along Rights.

(a)        Purchaser agrees that, from and after the Closing, except in a sale made in compliance with all of the conditions set forth in Rule 144 under the Securities Act (including without limitation the manner of sale requirements and limitations on amount), Purchaser will not transfer any Common Stock, Series A Stock or Series B Stock unless the proposed transferee also offers to purchase (and if such offer is accepted, purchases), the Common Stock, Series A Stock and/or Series B Stock, as applicable, held by each Seller on a pro rata basis (as determined below) and on the same terms (including price terms) and conditions, and at the same time, as such transferee's purchase of Common Stock, Series A Stock and/or Series B Stock, as the case made be, from Purchaser.

                        (b)        The "pro rata basis" referred in Section 4.10(a) shall be determined as follows:

(i)         if as a result of such transfer Purchaser will no longer hold shares of Common Stock, Series A Stock, Series B Stock or any one of such classes or series, the transferee shall offer to purchase (and if such offer is accepted, purchase) all (100%) of such class or classes (or series) then held by Sellers; and

(ii)        if Purchaser is transferring less than all of the shares of a class or classes (or series) of Company stock then held by it, the transferee shall offer to purchase (and if such offer is accepted, purchase) the percentage of each applicable class or series of Company stock held by each Seller as is equal to the percentage of the same class or classes (and series) then being transferred by Purchaser.

            By way of example only, if Purchaser is transferring 50% of the Series A Stock then held by it and 25% of the Series B Stock then held by it, then the transferee shall offer to purchase (and if such offer is accepted, purchase) 50% of the Series A Stock then held by each of the Sellers and 25% of the Series B Stock then held by each of the Sellers.

                        (c)        For purposes of this Section 4.10, shares of Common Stock issuable upon exercise by a Seller of an option or warrant to purchase shares of Common Stock shall be deemed to be held by such Seller for so long as such Seller holds such option or warrant.

                        (d)        Any offer made by a transferee pursuant to this Section 4.10 shall be in writing and shall be accepted by one or more of the Sellers, if at all, by written notice to Purchaser and the offeror within 20 business days after the date of the offer.  The failure of any Seller to accept the offer within such 20-business-day period shall be deemed a rejection of the offer by such Seller.  Nothing herein shall obligate any Seller to sell any shares of Company stock pursuant to this Section 4.10, and the acceptance or rejection of an offer made pursuant to this Section 4.10 by any one of them shall not affect the right of any of the other of them to accept or reject such offer.  The time periods set forth in this Section 4.10(d) shall be extended, to the extent applicable and necessary, to permit the exercise by any Seller electing to sell shares pursuant to this Section 4.10 to exercise its rights to purchase Common Stock pursuant to the options or warrants then held by such Seller.

ARTICLE V
Conditions to Closing

            5.1       Conditions Precedent to Obligation of Purchaser.  The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable law):

                        (a)        all representations and warranties of Sellers contained herein shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date with the same effect as though those representations and warranties had been made again, at and as of that time;

                        (b)        Sellers shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date:

                        (c)        Purchaser shall have been furnished with certificates (dated the Closing Date and in form and substance reasonably satisfactory to Purchaser) executed by each Seller certifying as to the fulfillment of the conditions specified in Sections 5.1(a) and 5.1(b) hereof;

                        (d)        there shall not have been commenced or threatened against Purchaser or any Seller, or against any person affiliated with Purchaser or any Seller, any proceeding (i) involving a challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement;

                        (e)        all conditions precedent to the funding of the Acquisition Financing shall have been satisfied, and the Acquisition Financing shall have been funded to an amount at least equal to the Share Purchase Price and the Option Purchase Price.

            5.2       Conditions Precedent to Obligation of Sellers.  The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Sellers in whole or in part to the extent permitted by applicable law):

                        (a)        all representations and warranties of Purchaser contained herein shall be true and correct in all material respects as of the date of this Agreement and at and as of the Closing Date with the same effect as though those representations and warranties had been made again, at and as of that date;

                        (b)        Purchaser shall have performed and complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

                        (c)        Sellers shall have been furnished with a certificate (dated the Closing Date and in form and substance reasonably satisfactory to Sellers) executed by Purchaser certifying as to the fulfillment of the conditions specified in Sections 5.2(a) and 5.2(b);

                       (d)        none of the Sellers shall have been required to be a party to or make any representations or warranties in respect of any of the agreements, certificates or instruments to be delivered in connection with the Acquisition Financing;

                       (e)        there must not have been commenced or threatened against Purchaser or any Seller or against any person affiliated with Purchaser or any Seller any proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or (ii) that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the other transactions contemplated by this Agreement;

                       (f)         the Acquisition Financing shall have been funded to an amount at least equal to the Share Purchase Price and the Option Purchase Price;

                       (g)        the Company's Articles of Incorporation shall have been amended on the Closing Date, in form and substance satisfactory to Sellers and their counsel, such that the Series A Stock and the Series B Stock will not become convertible into shares of Common Stock until at least the earlier of termination of the OESC Option or January 1, 2004.

ARTICLE VI
Closing

            6.1       Closing.  The consummation of the purchase and sale of the Initial Shares and the grant and purchase of the OESC Option contemplated hereby shall occur at a closing (the "Closing") to be held at 10:00 a.m., New Orleans time, on such date on or after September 30, 2002, not sooner than the third business day after satisfaction of the conditions set forth in Section 5.1(d), 5.1(e) (other than the funding of, and any conditions precedent to, the Acquisition Financing that can only be satisfied on the Closing Date), 5.2(d), 5.2(e), that Sellers, on the one hand, or Purchaser, on the other hand, shall have notified the other not less than three business days in advance, or on such other date as the parties may agree (the "Closing Date").  The Closing shall take place at the offices of Phelps Dunbar, L.L.P., 365 Canal Street, Suite 2000, New Orleans, Louisiana, or at such other place as the parties may agree.  Subject to the provisions of Article VII, failure to consummate the transactions provided for in this Agreement on the date determined pursuant to this Section 6.1 will not result in termination of this Agreement and will not relieve any party of any obligations under this Agreement.

            6.2       Deliveries by Sellers.  At the Closing, Sellers shall deliver to Purchaser:

                        (a)        certificates representing the Initial Shares, duly endorsed for transfer to Purchaser or accompanied by separate stock powers duly executed for transfer to Purchaser;

(b)               the Option Agreements, duly executed and delivered by each Seller;

(c)                the certificates required pursuant to Section 5.1(c); and

                        (d)               such other separate instruments or documents that Purchaser may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

            6.3       Deliveries by Purchaser.  At the Closing, Purchaser shall deliver to Sellers:

                        (a)        the Share Purchase Price, by wire transfer of immediately available funds to the account or accounts designated by Sellers, allocated among the Sellers in the manner set forth on Schedule 1.1;

                        (b)        the Option Purchase Price, by wire transfer of immediately available funds to the account or accounts designated by Sellers, allocated among the Sellers in the manner set forth on Schedule 1.1;

                        (c)        the Option Agreements, duly executed and delivered by Purchaser;

                        (d)        the certificate required pursuant to Section 5.2(c); and

                       (e)      such other separate instruments or documents that Sellers may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement.

ARTICLE VII
Termination

            7.1              Termination Events.  This Agreement may, by written notice given prior to or at the Closing, be terminated as follows:

                        (a)        by mutual written agreement of Purchaser and Sellers;

                       (b)       by either Purchaser or Sellers if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived;

                        (c)      by Purchaser if any of the conditions set forth in Section 5.1 has not been satisfied by the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date or the date of such termination;

                        (d)      by Sellers if any of the conditions set forth in Section 5.2 has not been satisfied by the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date or the date of such termination;

                        (e)      by Sellers if Purchaser shall not have provided to Sellers by October 7, 2002 a commitment in form and substance acceptable to Sellers, from a financial institution or other investor acceptable to Sellers, for the financing of Purchaser's purchase of the Initial Shares and the OESC Option and the payment of the Option Exercise Price;

                        (f)      by either Sellers or Purchaser if the Closing shall not have occurred (other than through the failure of the party seeking to terminate this Agreement under this Section 7.1(f) to comply fully with its obligations under this Agreement) on or before December 15, 2002 or such later date as the parties may agree upon in writing.

            7.2       Effect of Termination.  If this Agreement is validly terminated as provided in Section 7.1, then the parties shall be relieved of their respective duties and obligations arising under this Agreement after the date of such termination and such termination shall be without liability to Purchaser or Sellers; provided, however, that the obligations of the parties set forth in Section 4.6 hereof and the provisions of Sections 9.3, 9.4, 9.5 and 9.7 hereof shall survive any such termination and shall be enforceable hereunder; and provided further, that nothing in this Section 7.2 shall relieve the Purchaser or Sellers of any liability for a breach of this Agreement.

ARTICLE VIII
Survival; Indemnification

            8.1       Survival.  All representations and warranties of the parties contained herein shall survive the execution and delivery of this Agreement, and the Closing hereunder, and shall expire December 31, 2003.  All claims for indemnification under this Agreement for (a) an inaccuracy in, omission from or breach of a representation or warranty by a party or (b) any matter described in the second sentence of Section 8.2(a) must be made before December 31, 2003 and must set forth in writing in reasonable detail the basis of such claim and the facts and circumstances on which such claim is based.  Any such claim asserted in writing prior to December 31, 2003 and specifying in reasonable detail the basis of such claim and the facts and circumstances on which such claim is based, shall survive until finally resolved and satisfied in full.  All covenants and agreements of the parties in this Agreement shall survive the Closing in accordance with their respective terms.

            8.2       Indemnification.

            (a)        From and after the Closing Date, Sellers shall indemnify and hold Purchaser harmless, and Purchaser shall indemnify and hold Sellers harmless, from and against any and all uninsured damages, losses, liabilities and expenses (including reasonable attorney's fees) ("Damages") actually and reasonably incurred or suffered by the other arising out of any inaccuracy in, omission from or breach of any representation or warranty or the breach or non-performance of any covenant, agreement or obligation under this Agreement.  In addition, Sellers shall indemnify and hold Purchaser harmless from and against any and all Damages actually and reasonably incurred or suffered by Purchaser as a result of a direct claim against Purchaser or the Company (excluding any such claim by any member, manager or affiliate of Purchaser or any other person acting by, with or through Purchaser or any of its members, managers or affiliates) to the extent such claim is based on the liability of Purchaser as successor to a Seller by virtue of Purchaser's acquisition of the Advantage Securities, or the liability of the Company, solely for an act or omission of a Seller as a shareholder of the Company at any time prior to March 20011. If the Closing is consummated, the sole and exclusive liability of Sellers and Purchasers for monetary damages, and the sole and exclusive remedy of Sellers and Purchaser for monetary damages, whether based on contract, tort (including negligence), strict liability or otherwise, shall be as provided in this Article VIII.  Neither party shall have any obligation to the other for indemnification under this Agreement if as of the Closing Date the party seeking indemnification (or any of its members, managers, partners or affiliates) knew or should have known of the facts and circumstances giving rise to such claim.

1            By way of example, if as a result of a claim based solely on an act or omission of a Seller as set forth herein, there was a $300,000 diminution in value of the Advantage Securities held by Purchaser, but at the same time, as a result of external causes unrelated to any Seller there was an additional $200,000 diminution in value of such Advantage Securities, Purchaser would be entitled to indemnification hereunder (subject to the other qualifications set forth in this Article VIII) for the $300,000 diminution in value caused solely by Sellers (even though additional diminution in value was caused by other events (for which Sellers shall not be responsible for indemnification hereunder)), to the extent that Purchaser proves that such $300,000 diminution in value was caused solely by an act or omission of a Seller as set forth herein.

            (b)        A party shall be entitled to indemnification under this Agreement for any inaccuracies in, omissions from or breach of any representations or warranties by the other party or for a breach of the indemnification covenant set forth in the second sentence of Section 8.2(a) only when and to the extent that the aggregate of all Damages in respect thereof suffered by such party exceed $250,000 in the aggregate, whereupon the indemnified party shall be entitled to indemnification hereunder for any such Damages in excess of $250,000 in the aggregate; provided, however, that in no event shall the liability of any party for indemnification under this Article VIII (including Sellers' indemnification under the second sentence of Section 8.2(a)) exceed $10,000,000 in the aggregate, and, subject to such aggregate cap, in no event shall Sellers' liability for indemnification under the second sentence of Section 8.2(a) exceed the amount of the out-of-pocket expenses actually and reasonably incurred by Purchaser in respect thereof plus the lesser of (i) the out-of-pocket Damages (excluding expenses or losses) actually and reasonably incurred by the Purchaser in respect thereof or (ii) the diminution in value of the Advantage Securities then held by Purchaser from the purchase price for such Advantage Securities paid by Purchaser pursuant to this Agreement.  For purposes of determining any diminution in value of any Advantage Securities or any Damages under the preceding sentence, (A) the value of the Series A Stock and Series B Stock shall be deemed to be the amount that a holder thereof would receive at the time in a liquidation and dissolution of the Company based upon the financial statements of the Company as of the applicable date prepared in accordance with generally accepted accounting principles consistently applied in accordance with the Company's current practices as of the date hereof, but in no event shall there be deemed to have been any diminution in value of the Series A Stock or Series B Stock if the market value of the outstanding shares of Common Stock at the time is greater than or equal to $2,000,000, (B) Purchaser shall have the burden of proving that the diminution in value and/or Damages was caused solely by an act or omission of a Seller as a shareholder of the Company during the applicable period1, (C) the diminution in value of any Advantage Securities theretofore sold, transferred or otherwise disposed of by Purchaser shall be deemed to be zero and (D) the diminution in value of any Common Stock issued upon conversion of shares of Series A Stock or Series B Stock shall be deemed to be zero.  In addition, Sellers shall not be liable for indemnification in respect of a diminution in value of any Option Shares if at or prior to the exercise of the OESC Option, Purchaser knew or should have known of the claim or potential claim against Purchaser or the Company.  Notwithstanding any other provision of this Agreement, in no event shall a party be obligated to indemnify the other party, whether based on contract, tort (including negligence), strict liability or otherwise, for loss of anticipated profits or revenue, cost of money, loss of use of capital or for any special, incidental or consequential loss or damage of any nature arising at any time or from any cause whatsoever.  The parties' indemnification obligations under this Article VIII for inaccuracies in, omissions from or breaches of representations and warranties and for breach of the covenant set forth in the second sentence of Section 8.2(a) shall terminate and expire December 31, 2003, except to the extent that a claim for indemnification in respect thereof has been made prior to such date in accordance with Section 8.1.

            (c)        If Purchaser makes a claim for indemnification hereunder, Purchaser hereby grants to Sellers an option to purchase the Initial Shares and, if Purchaser has exercised the OESC Option, the Option Shares, for a purchase price equal to the Share Purchase Price for such Initial Shares and the Option Exercise Price for such Option Shares.  If Sellers elect to exercise this option, Purchaser must sell such Initial Shares and Option Shares to Sellers at the applicable price set forth herein, and upon consummation of such purchase and sale, Sellers' indemnification obligations under this Agreement shall be terminated, and Purchaser shall be deemed to have released any and all claims it may have against Sellers under this Agreement.

ARTICLE IX
Miscellaneous

            9.1       Specific Performance.  Each party acknowledges and agrees that the breach of this Agreement would cause irreparable damage to the other party and that the other party will not have an adequate remedy at law.  Therefore, the obligations of each party under this Agreement, including without limitation Sellers' obligation to sell the Initial Shares to Purchaser and to grant the OESC Option to Purchaser, and Purchaser's obligation to purchase the Initial Shares and the OESC Option from the Sellers, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith.  Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies that any party may have under this Agreement.

            9.2       Further Assurances.  Sellers and Purchaser each agree to execute and deliver such other documents and agreements, and to take such other action, as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

            9.3       Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of Louisiana applicable to contracts made and to be performed wholly within such state, without regard to principles of conflicts of laws.

            9.4       Submission to Jurisdiction; Consent to Service of Process.  The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within Orleans Parish, State of Louisiana, over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect to such dispute or any suit, action or proceeding related thereto shall be heard and determined in such court.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of any inconvenient forum for the maintenance of such dispute.  All of the parties hereto agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.5.

            9.5       Notices.  All notices, requests, demands and other communications that are required or permitted pursuant to this Agreement shall be in writing and delivery shall be deemed to be sufficient in all respects and to have been duly given on the date of delivery if delivered personally or by telecopy (with receipt confirmed), on the first business day after mailing if mailed via a nationally recognized overnight courier, or on the fifth business day after mailing if mailed by certified mail, postage prepaid, return receipt requested, in each case addressed to the party to whom notice is to be given at the following addresses:

                        If to Sellers:                              Advantage Capital Partners, L.P.
                                                                        Advantage Capital Partners II, L.P.
                                                                        Advantage Capital Partners III, L.P.
                                                                        Advantage Capital Partners IV, L.P.
                                                                        Advantage Capital Partners VI, L.P.
                                                                        Advantage Capital Partners VI, L.P.
                                                                        Advantage Capital Partners VII, L.P.
                                                                        Advantage Capital Partners VIII, L.P.
                                                                        Advantage Capital Partners X, L.P
                                                                        Advantage Capital Techology Fund, L.L.C.
                                                                        909 Poydras Street
                                                                        Suite 2250
                                                                        New Orleans, Louisiana  70112
                                                                        Attention:  Stephen J. Bordes
                                                                        Telecopy:  (504) 522-4950

                        with a copy to:                          Patrick J. Butler, Jr., Esq.
                                                                        Phelps Dunbar, L.L.P.
                                                                        365 Canal Street, Suite 2000
                                                                        New Orleans, Louisiana  70130
                                                                        Telecopy:  (504) 568-9130

                        If to Purchaser:                          OESC Investors, LLC
                                                                        4500 N.E. Interstate 49
                                                                        Carencro, Louisiana  70520
                                                                        Attention: Darcy Klug
                                                                        Telecopy: (337) 896-9067

                        with a copy to:                          James J. Spring, III, Esq.
                                                                        Chamberlain, Hrdlicka, White, Williams & Martin
                                                                        1200 Smith Street, Suite 1400
                                                                        Houston, Texas  77002
                                                                        Telecopy:  (713) 658-2553

or to such other address a party shall, from time to time, designate to the others by like notice.

            9.6       Entire Agreement; Amendments and Waivers.  This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by a written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including without limitation any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.  No failure on the part of any party to exercise, and no delay in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            9.7       Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any person or entity not a party to this Agreement.  No assignment of this Agreement or of any rights or obligations hereunder may be made by either Sellers or Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto, and any attempted assignment without the required consents shall be void.

            9.8       No Third-Party Beneficiaries.  This Agreement is intended for the exclusive benefit of the parties hereto, and nothing in this Agreement shall be construed as creating any rights or benefits in or to any third party.

            9.9      Severability.  Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid or unenforceable, that decision shall not affect the validity or enforceability of the remaining parts of this Agreement, which shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable provisions eliminated, it being the intent of the parties that they would have executed the remaining provisions of this Agreement, without including any part or portion thereof that may for any reason be declared invalid or unenforceable, except to the extent that the elimination of such invalid or unenforceable provision or provisions frustrates the entire purpose of this Agreement.

            9.10     Time is of the Essence.  With respect to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

            9.11     Captions.  The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

            9.12     Interpretation.  This Agreement has been mutually negotiated by the parties hereto, all of whom have been represented by counsel.  If any claim is made by a party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden or proof or persuasion shall be implied or imposed by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

            9.13     Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                                                        SELLERS:

ADVANTAGE CAPITAL PARTNERS, L.P.
            ADVANTAGE CAPITAL PARTNERS II, L.P.

By:       Advantage Capital Corporation, as
                        general partner of each

By:           /s/ Stephen J. Bordes
                  Name:  Stephen J. Bordes
                  Title:             Principal

ADVANTAGE CAPITAL PARTNERS III, L.P.

By:       Advantage Capital Management
                        Corporation, as general partner

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

ADVANTAGE CAPITAL PARTNERS IV, L.P.

By:       Advantage Capital Financial Company,
L.L.C., as general partner

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

ADVANTAGE CAPITAL PARTNERS V, L.P.

By:       Advantage Capital Advisors, L.L.C., as
                        general partner

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

ADVANTAGE CAPITAL PARTNERS VI, L.P.

By:       Advantage Capital NOLA VI, L.L.C., as
                        general partner

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

ADVANTAGE CAPITAL PARTNERS VII, L.P.

By:       Advantage Capital NOLA VII, L.L.C., as
                        general partner

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

ADVANTAGE CAPITAL PARTNERS VIII, L.P.

By:       Advantage Capital NOLA VIII, L.L.C., as
                        general partner

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

ADVANTAGE CAPITAL PARTNERS X, L.P.

By:       Advantage Capital NOLA X, L.L.C.,
                        as general partner

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

ADVANTAGE CAPITAL TECHNOLOGY
FUND, L.L.C.

By:       Advantage Capital Technology Advisors, L.L.C., as managing member

By:          /s/ Stephen J. Bordes
                   Name:  Stephen J. Bordes
                   Title:         Principal

PURCHASER:

OESC INVESTORS, LLC

By:            /s/ James C. Eckert
                    Name:  James C. Eckert
                    Title:       President

INTERVENOR:

OMNI ENERGY SERVICES CORP.

By:          /s/ James C. Eckert
        Name:  James C. Eckert
        Title:       President

SCHEDULE 1.1
TO
STOCK PURCHASE AGREEMENT

SELLER		INITIAL SHARES		PURCHASE PRICE FOR INITIAL SHARES*	OPTION PURCHASE		OPTION PURCHASE PRICE	OPTION EXERCISE PRICE**
	Common	Pref. A	Pref. B		Pref. A	Pref. B

ACP I	97,994	0	0		$0	0	$ --	$ --
ACP II	331,277	0	0		$0	0	$ --	$ --
ACP III	538,686	0	0		$0	0	$ --	$ --
ACP IV	1,008,565	0	0		$0	0	$ --	$ --
ACP V	619,197	100	0		$0	0	$ --	$ --
ACP VI	0	1,900	600		$1,191	2,634	$	$
ACP VII	0	0	0	$ --	2,855	1,279	$	$
ACP VIII	0	0	0	$ --	654	58	$	$
ACP X	266,666	0	0		$800	0	$	$
ACTF	0	0	0	$ --	0	29	$	$

TOTAL	2,862,385	2,000	600	$ 8,000,000	5,500	4,000	$ 2,000,000	$ 9,500,000

* Plus accrued and unpaid dividends through the Closing Date.
** Plus accrued and unpaid dividends through date of purchase upon exercise of OESC Option.  Option Purchase Price paid at Closing to be credited against Option Exercise Price.

EXHIBIT "A"
STOCK OPTION AGREEMENT

            This Stock Option Agreement ("Option Agreement") is dated as of __________________, 2002, between ____________________________________, a ____________________________ ("Advantage"), and OESC Investors, LLC, a Texas limited liability company (the "Option Holder").

WITNESSETH

            WHEREAS, on the date hereof, the Option Holder has purchased from Advantage ___________ shares of "Series A Preferred Stock," par value $1,000 per share of OMNI Energy Services Corp. (the "Company"), ______ shares of "Series B Preferred Stock," par value $1,000 per share, of the Company and _______ shares of common stock, par value $0.01 per share, of the Company (the Series A Preferred Stock, Series B Preferred Stock and common stock of the Company being collectively referred to herein as the "Company Securities") and has paid to Advantage $__________ (the "Option Purchase Price") for the right to purchase from Advantage the Option Shares described herein, all pursuant to the Stock Purchase Agreement dated August ____, 2002 between the Option Holder, on the one hand, and Advantage, _____________, ______________ and _____________, on the other hand (the "Purchase Agreement"); and

            WHEREAS, this Option Agreement is one of the "Option Agreements" described in Section 1.3 of the Purchase Agreement.

          NOW, THEREFORE, in consideration of the premises, the payment by the Option Holder to Advantage of $______________ and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

           1.         Grant of Option.

           Subject to the terms and conditions set forth herein, Advantage hereby grants to the Option Holder an option (the "Option") to purchase, as a whole and not in part, _____ shares of Series A Preferred Stock of the Company and ______ shares of Series B Preferred Stock of the Company (collectively, the "Subject Shares"), for an aggregate purchase price of $___________________ plus the amount of all accrued and unpaid dividends on the Subject Shares through the Closing Date (as hereinafter defined) (the "Exercise Price"), payable as provided in Section 3 hereof, subject to adjustment as provided for herein.  If the Option is exercised, the Exercise Price shall be reduced by the amount of the Option Purchase Price paid by the Option Holder this date to Advantage for this Option Agreement.

            2.         Exercise of Option.

            (a)        Subject to compliance with applicable laws and regulations, and provided that the Option Holder simultaneously exercises all options granted to it under all other Option Agreements executed and delivered to it pursuant to the Purchase Agreement (the "Other Option Agreements"), the Option Holder may exercise the Option, in whole and not in part, at any time following the date hereof until 5:00 p.m., New Orleans time, on December 31, 2003.  The Option granted hereunder shall automatically expire and be forfeited at 5:00 p.m., New Orleans time, on December 31, 2003, without the necessity of further notice or the payment of consideration.  The Option Purchase Price shall be retained by Advantage whether or not the Option is exercised.

            (b)        If the Option Holder wishes to exercise the Option, then it shall send to Advantage a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) that it desires to purchase the Subject Shares pursuant to such exercise, (ii) that it is simultaneously exercising its rights to purchase Company Securities pursuant to the Other Options Agreements, and (iii) a place and date not earlier than three business days nor later than 20 business days after the Notice Date for the closing of such purchase and the purchase of Company Securities pursuant to the Other Option Agreements (the "Closing Date").

            3.         Payment and Delivery of Certificates.

            (a)        At the closing referred to in Section 2 hereof, the Option Holder shall pay to Advantage the Exercise Price, net of the Option Purchase Price, by bank cashier's or certified check payable to the order of Advantage or by wire transfer to an account specified by Advantage and shall consummate the purchase of Company Securities pursuant to the Other Option Agreements.

            (b)        At such closing, simultaneously with the delivery of the Exercise Price, net of the Option Purchase Price, as provided in subsection (a), Advantage shall deliver to the Option Holder a certificate or certificates representing the Subject Shares purchased by the Option Holder, duly endorsed for transfer to the Option Holder or accompanied by stock powers duly executed for transfer to the Option Holder.  Advantage shall also deliver to the Option Holder an assignment of Advantage's right to receive any and all accrued and unpaid dividends on the Subject Shares that may have been, are then, or may become payable to Advantage by reason of the fact that Advantage was the holder of record of the Subject Shares on any date prior to the Closing Date.

            4.         Certain Adjustments.

            (a)        In the event of any increase or decrease in the number of issued shares of any Company Securities resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Company Securities, or any other similar pro rata increase or decrease in the number of issued shares of Company Securities (each, an "Adjustment Event"), then the number and kind of Subject Shares shall be adjusted appropriately, but the aggregate Exercise Price shall remain the same.

            (b)        Neither the Option Holder nor Advantage shall take any action to approve or effect any merger, consolidation or other reorganization of the Company without first entering into a mutually agreeable amendment to this Option Agreement in order to make appropriate adjustments to the number and kind of Subject Shares.

            (c)        All adjustments under this Section 4 shall be cumulative.

            5.         Registration; Legends.

            Neither the Option nor any Subject Shares acquired by the Option Holder upon exercise of the Option has been registered under the Securities Act of 1933, as amended, or under the securities laws of any state.  Upon exercise of the Option, the certificate or certificates representing shares of Company Securities transferred in connection therewith shall bear the following (or a similar) legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, (the "1933 Act") and may not be sold, transferred, assigned or hypothecated unless pursuant to SEC Rule 144 or there is an effective registration statement under the 1933 Act covering such securities or the Company receives an opinion of counsel for the holder of these securities reasonably satisfactory to the Company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the 1933 Act.

            In connection therewith and prior to the transfer of the Subject Shares hereunder, the Option Holder shall deliver to Advantage such other documents as may be reasonably required to ensure compliance with applicable federal or state securities laws.

            6.         Severability.

            If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

            7.         Miscellaneous

            (a)        Shareholder Rights.  Prior to the exercise of the Option granted hereunder and the purchase of the Subject Shares pursuant thereto, the Option Holder shall have no rights as a shareholder with respect to the Subject Shares.

            (b)        Further Assurances.  The parties agree (i) to furnish upon request to each other such further information, (ii) to execute and deliver to each other such other documents and (iii) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Option Agreement.

            (c)        Entire Agreement; Amendment.  The Option granted hereunder shall satisfy and extinguish all representations made by Advantage concerning the grant of options or other rights to acquire Company Securities, whether made orally or in writing.  Except as otherwise expressly provided herein or in the Purchase Agreement (which shall survive execution and delivery of this Option Agreement), this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior agreements or understandings with respect thereto, written or oral.  The terms and conditions set forth herein may be amended only by the written consent of the parties hereto.

            (d)        Assignment.  Neither party may assign any of its rights under this Option Agreement without the prior consent of the other party, which will not be unreasonably withheld.  Subject to the preceding sentence, this Option Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Option Agreement is intended to or will be construed to give any person or entity other than the parties to this Option Agreement and their successors and permitted assigns any legal or equitable right, remedy, or claim under or with respect to this Option Agreement or any provision of this Option Agreement.  This Option Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Option Agreement and their successors and permitted assigns.

           (e)        Governing Law.  This Option Agreement shall be governed by and construed in accordance with the law of the State of Louisiana applicable to contracts made and to be performed wholly within such state, without regard to principles of conflicts of laws.

           (f)         Submission to Jurisdiction; Consent to Service of Process.  The parties hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within Orleans Parish, State of Louisiana, over any dispute arising out of or relating to this Option Agreement or any of the transactions contemplated hereby, and each party hereby irrevocably agrees that all claims in respect to such dispute or any suit, action or proceeding related thereto shall be heard and determined in such court.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of any inconvenient forum for the maintenance of such dispute.  All of the parties hereto agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7(f).

           (g)        Notices.  All notices, requests, demands and other communications that are required or permitted pursuant to this Option Agreement shall be in writing and delivery shall be deemed to be sufficient in all respects and to have been duly given on the date of delivery if delivered personally or by telecopy (with receipt confirmed), on the first business day after mailing if mailed via a nationally recognized overnight courier, or on the fifth business day after mailing if mailed by certified mail, postage prepaid, return receipt requested, in each case addressed to the party to whom notice is to be given at the following addresses:

If to Advantage:	Advantage __________________ 909 Poydras Street, Suite 2250 New Orleans, Louisiana 70112 Attention: Telecopy: (504) 522-4950

with a copy to:	Patrick J. Butler, Jr., Esq. Phelps Dunbar, L.L.P. 365 Canal Street, Suite 2000 New Orleans, Louisiana 70130 Telecopy: (504) 568-9130

If to the Option Holder:	OESC Investors, LLC 4500 N.E. Interstate 49 Carencro, Louisiana 70520 Attention: Telecopy:

with a copy to:

or to such other address a party shall, from time to time, designate to the other by like notice.

            (h)        Counterparts. This Option Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

            (i)         Specific Performance.  The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

            (j)         Time is of the Essence.  With respect to all dates and time periods set forth or referred to in this Option Agreement, time is of the essence.

            IN WITNESS WHEREOF, each of the parties hereto has executed this Option Agreement as of the day and year first written above.

ADVANTAGE ________________________	OESC INVESTORS, LLC

By:	By:
Name:	Name:
Title:	Title:

EXHIBIT "B"
REGISTRATION RIGHTS AND RELATED MATTERS

Article I.   Introduction

            This Exhibit A is an integral part of the Stock Purchase Agreement to which it is attached (the "Stock Purchase Agreement") and constitutes a legally binding obligation of the Company, the Sellers and the Purchaser.

Article II.   Definitions

            2.1       Definitions.  In addition to the other defined terms in this Exhibit A, the following capitalized terms as used in this Exhibit A shall have the following meanings:

            "Prospectus."  The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all other material incorporated by reference in such prospectus.

            "Registrable Securities."  The Option Shares and the shares of Common Stock issuable upon conversion of the Option Shares, including any Common Stock or other securities issued or issuable with respect to the Registrable Securities by reason of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

            "Registration Statement."  Any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Exhibit A, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

            "Selling Stockholder" or "Selling Stockholders."  A Seller or the Sellers who beneficially own Registrable Securities included in a Registration Statement.

            "Underwritten Registration" or "Underwritten Offering."  A registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment or best efforts basis for re-offering to the public.

            2.2       Other Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement.

Article III.   Registration Rights

            3.1       Demand, Piggyback and S-3 Registration for Registrable Securities.  The securities entitled to the benefits of this Section 3.1 are the Registrable Securities.

                        (a)        Demand Registration.

(i)         Timing of Demand Registration.  Sellers may, at any time after the date that is six months after the earlier to occur of exercise or execution of the Option Agreements (the "Demand Registration Period"), make a written request (a "Registration Request") that the Company register under the Securities Act the Registrable Securities that are the subject of such request (a "Demand Registration") provided that the Company shall have no obligation to file a Registration Statement in response to the Registration Request unless the Registration Statement will include shares of Common Stock (Registrable Securities specified in the Registration Request, shares to be sold by the Company or shares to be sold by holders of Common Stock with registration rights) with a value of at least $1,000,000 which shall be determined by multiplying the number of shares of Common Stock proposed to be included in such Registration Statement by the proposed offering price per share of such Common Stock (before underwriters' discounts, commissions or selling expenses).  For the purpose of the previous sentence, neither the Company nor any other holder of Common Stock subject to registration rights shall be required to include Common Stock controlled by any of them in a Demand Registration, and in the absence of voluntary inclusion of such Common Stock, the value thereof shall not be included in the $1,000,000 minimum amount. Promptly after receipt of such request, which shall specify the number of Registrable Securities to be registered and the intended method of disposition thereof, the Company shall as expeditiously as reasonably possible and, in no event later than two months after the date of receipt of the Registration Request ("Registration Request Date") prepare and file with the Securities and Exchange Commission (the "SEC"), a Registration Statement with respect to the Registrable Securities requested to be included therein.  The Company agrees to use its best efforts to cause such Registration Statement to become effective as expeditiously as reasonably possible and thereafter to keep it continuously effective for a period of one hundred eighty days from the date on which the SEC declares the Registration Statement effective or such shorter period which will terminate when all the Registrable Securities covered by the Registration Statement have been sold pursuant to such Registration Statement.

If the Company has been requested by Sellers to effect a Demand Registration, whether or not a Registration Statement with respect thereto has been filed or has become effective, and furnishes to Sellers a copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such Registration Statement (A) to be filed on or before the date such filing would otherwise be required hereunder, (B) to become effective, or (C) to remain effective as long as such Registration Statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) the Company is unable to comply with SEC requirements, the Company shall have the right, but not more than once with respect to any Demand Registration, to defer such filing or effectiveness or to suspend such effectiveness for a period of not more than 60 days; provided that if the effectiveness of a Registration Statement is suspended pursuant to this provision, the period of such suspension shall be added to the end of the period that such Registration Statement would otherwise be required to be effective hereunder so that the aggregate number of days that such Registration Statement is required to remain effective hereunder shall remain unchanged.

(ii)        Number of Demand Registrations.  The Company shall be obligated to prepare, file and cause to become effective pursuant to Section 3.1(a)(i) no more than two Registration Statements.

(iii)       Limitations.  The Demand Registration rights granted in this Section 3.1(a) are subject to the following limitations: (i) the Company shall not be obligated to cause any Registration Statement filed pursuant to this Section 3.1(a) to be declared effective less than three months after the effective date of the most recent registration statement filed by the Company other than pursuant to Section 3.1(a)(i) (excluding any registration statement filed in connection with the public offering of any debt securities of the Company that are not convertible or exchangeable for equity securities of the Company) or less than six months after the effective date of the first Registration Statement filed pursuant to Section 3.1(a)(i); and (ii) any such offering shall be pursuant to a firm commitment; provided, however, that such restrictions shall not apply to any registration pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the SEC.

(b)        Piggyback Registration.

(i)         Timing of Piggyback Registration.  If the Company proposes to file a registration statement in connection with a public offering for the account of the Company (a "Primary Offering") of its Common Stock (other than a registration statement on Form S-4 or S-8 or any successor forms or otherwise in connection with any exchange offer, merger, sale of substantially all assets or other reorganization or recapitalization of the Company or the issuance of securities in connection with employee stock options, stock awards or other employee benefit plans), or if the Company proposes to file a registration statement on behalf of any other holder of securities of the Company, then the Company shall give written notice of such proposed filing to each Seller at least 45 days before the anticipated filing date of such registration statement (a "Piggyback Registration Statement"), which notice shall offer each Seller the opportunity to include in such Piggyback Registration Statement all or a portion of the shares of Registrable Securities held by such Seller.  If a Seller desires to have its Registrable Securities registered pursuant to this Section 3.1(b)(i), the Seller shall so advise the Company in writing within 20 days after the date of receipt of the Company's notice (which request shall set forth the amount of Registrable Securities for which registration is requested).  The Company shall include in any such Piggyback Registration Statement all Registrable Securities so requested to be included.

Notwithstanding the foregoing, if the managing underwriter or underwriters of any such proposed offering that is an Underwritten Offering deliver a letter to the Company and to the Sellers stating that the total number of shares of Common Stock that the Company intends to include in any such proposed Primary Offering (the "Primary Shares") and that the Sellers and persons heretofore or hereafter granted piggyback registration rights with respect to the shares of common stock of the Company other than the Sellers ("Other Sellers") have requested to be included (the "Secondary Shares") would exceed the number of shares of Common Stock that could be sold without having an adverse effect on such Primary Offering (the "Allowable Secondary Shares"), the number of Secondary Shares permitted to be included in the offering on behalf of the Sellers and the Other Sellers shall be reduced so that the number of Secondary Shares included in such Piggyback Registration Statement equals the number of Allowable Secondary Shares.  The number of Allowable Secondary Shares to be included in such Piggyback Registration Statement shall be allocated between the Sellers and the Other Sellers as follows: first, the Sellers shall be allowed to include pro rata (based on the number of Registrable Securities that each Seller requested be included), to the extent of any Allowable Secondary Shares, all shares specified in their notice to the Company pursuant to Section 3.1(b)(i) and second, to the extent of any remaining Allowable Secondary Shares, the Other Sellers shall be allowed to include pro rata (based on the number of shares that each Other Seller requested be included) the shares that they requested be included in the Piggyback Registration Statement.  If the contemplated distribution does not involve an Underwritten Offering, such determination that the inclusion of such Registrable Securities shall adversely affect the success of the offering shall be made by the Board of Directors of the Company in its good faith discretion.  The Company shall, within 30 days after that certain date which is six months after the effective date of the Registration Statement related to the Primary Offering, file and use its best efforts to have declared effective as soon as practicable, at its sole expense (subject to the provisions of Section 3.4), a Registration Statement relating to the Secondary Shares that were not included in the Primary Offering.

(ii)        No Limitation on Piggyback Registrations.  The Company shall be obligated to provide to the Sellers the opportunity to include Registrable Securities in each Piggyback Registration Statement pursuant to Section 3.1(b).

(c)        S-3 Registration.

(i)         Timing of S-3 Registration.  The Sellers may, at any time during the Demand Registration Period in which the Company is eligible to use Form S-3 (or any successor form) for the registration of Registrable Securities, make a written request (a "S-3 Registration Request") that the Company register under the Securities Act on Form S-3 (or any successor form) the Registrable Securities that are the subject of such request (a "S-3 Registration"), provided that the Company shall have no obligation to file a Registration Statement in response to a S-3 Registration Request unless the Registration Statement will include shares of Common Stock (Registrable Securities specified in the S-3 Registration Request or shares to be sold by holders of Common Stock with registration rights) with a value of at least $1,000,000 which shall be determined by multiplying the number of shares of Common Stock proposed to be included in such Registration Statement by the proposed offering price per share of such Common Stock (before underwriters' discounts, commissions or selling expenses).  Promptly after the receipt of such request, which shall specify the number of shares to be registered and the intended method of disposition thereof, the Company shall as expeditiously as reasonably possible and, in no event less than four weeks after the date of receipt of the S-3 Registration Request, prepare and file with the SEC a Registration Statement on Form S-3 (or any successor form) with respect to the Registrable Securities requested to be included therein.  The Company agrees to use its best efforts to cause such Registration Statement to become effective as expeditiously as reasonably possible and thereafter to keep it continuously effective from the date on which the SEC declares the Registration Statement effective until the date on which all Registrable Securities covered by the Registration Statement have been sold pursuant to such Registration Statement.

If the Company has been requested by Sellers to effect a S-3 Registration, whether or not a Registration Statement on Form S-3 (or any successor form) with respect thereto has been filed or has become effective, and furnishes to the Sellers a copy of a resolution of the Board of Directors of the Company certified by the Secretary of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its stockholders for such Registration Statement (A) to be filed on or before the date such filing would otherwise be required hereunder, (B) to become effective, or (C) to remain effective as long as such Registration Statement would otherwise be required to remain effective because such action (x) would materially interfere with a significant acquisition, corporate reorganization or other similar transaction involving the Company, (y) would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) the Company is unable to comply with SEC requirements, the Company shall have the right, but not more than once with respect to any S-3 Registration, to defer such filing or effectiveness or to suspend such effectiveness for a period of not more than 60 days.

(ii)        No Limitation on S-3 Registrations.  There is no limitation on the number of S-3 Registrations that may be requested by the Sellers; however, the Company shall not be obligated to cause an S-3 Registration to be declared effective less than six months after the effective date of the most recent S-3 Registration.

            3.2       Hold Back Agreements.

                        (a)        Restrictions on Public Sale by Sellers.  If a Seller's Registrable Securities are covered by a Registration Statement filed pursuant to Section 3.1 hereof, such Seller agrees, if requested by the managing underwriters in an Underwritten Offering, not to effect any sale or other distribution of equity securities of the Company, including any sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Registration), during the 10-day period prior to, and during the 90-day period beginning with, the effectiveness of such Registration Statement to the extent timely notified in writing by the Company or the managing underwriters.

                        (b)        Restrictions on Sale of Equity Securities by the Company.  To the extent timely requested by the managing underwriters in an Underwritten Offering, the Company agrees not to effect any offer, sale or other distribution of its equity securities, including a sale pursuant to Regulation D under the Securities Act, during the 10-day period prior to, and during the 180-day period beginning with, the effectiveness of a Registration Statement filed under Section 3.1 (except as part of such registration, if permitted, or pursuant to registrations on Forms S-4 or S-8 or any successor forms or otherwise in connection with any exchange offer, merger, sale of substantially all assets or other reorganization or recapitalization of the Company or the issuance of securities in connection with employee stock options, stock awards or other employee benefit plans).

            3.3       Registration Procedures.  In connection with the Company's registration obligations pursuant to Section 3.1 hereof, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will as expeditiously as possible:

                            (a)        prepare and file with the SEC, as soon as practicable, a Registration Statement or Registration Statements on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof (other than in the case of Section 3.1(c) in which case the Registration Statement shall be on Form S-3 (or any successor form)) and shall include all financial statements required by the SEC to be filed therewith; cooperate and assist in any filings required to be made with the New York Stock Exchange or the NASD, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, the Company will furnish to the Selling Stockholders and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review of the Selling Stockholders and underwriters, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto to which the Selling Stockholders or the underwriters, if any, shall reasonably object;

                            (b)        prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period that will terminate when all Registrable Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus; the Company shall not be deemed to have used its best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in Selling Stockholders not being able to sell such Registrable Securities during that period unless such action is required under applicable law, provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3.3(k), if applicable;

                            (c)        notify the Selling Stockholders and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such advice in writing, (i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment when the same has become effective; (ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company contemplated by paragraph (n) below cease to be true and correct in any material respect; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (vi) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

                            (d)        make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

                            (e)        if requested by the managing underwriter or underwriters or the Selling Stockholders, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and  such Selling Stockholders reasonably agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the principal amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                            (f)         furnish each Selling Stockholder and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post  effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

                            (g)        deliver to each Selling Stockholder and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by such Stockholders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

                            (h)        prior to any public offering of Registrable Securities, register or qualify or cooperate with each Selling Stockholder, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as such Selling Stockholders or the underwriters reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                            (i)         cooperate with the Selling Stockholders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                            (j)         use its best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Stockholders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

                            (k)        upon the occurrence of any event contemplated by paragraph (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                            (l)         cause all Registrable Securities covered by the Registration Statement to be listed or quoted, to the degree the Common Stock is so listed or quoted, on each securities exchange or quotation system on which the Common Stock is then listed or quoted if requested by the Selling Stockholders or the managing underwriters, if any;

                            (m)       not later than the effective date of the applicable Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agents with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;

                            (n)        enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration (i) make such representations and warranties to the Selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary Underwritten Offerings; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and such Selling Stockholders) addressed to such Selling Stockholders and the underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings; (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to such Selling Stockholders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary Underwritten Offerings; and (iv) deliver such documents and certificates, as may be requested by such Selling Stockholders and the managing underwriters, if any, to evidence compliance with clause (k) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.  The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                            (o)        make available for inspection by a representative of the Selling Stockholders, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such Selling Stockholders or underwriters, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order; and

                            (p)        otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of any 12-month period (or 90 days, if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in an Underwritten Offering, or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

            The Company may require the Selling Stockholders to furnish to the Company such information regarding the distribution of Registrable Securities as the Company may from time to time reasonably request in writing.

            The Selling Stockholders agree by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.3(k) hereof, such Selling Stockholders will forthwith discontinue disposition of Registrable Securities until such Selling Stockholder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.3(k) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, such Selling Stockholders will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Selling Stockholder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.  If the Company shall give any such notice, the time periods regarding the maintenance of the effectiveness of any Registration Statement filed pursuant to Section 3.1 hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 3.3(c)(vi) hereof to and including the date when the Selling Stockholders shall have received the copies of the supplemented or amended prospectus contemplated by Section 3.3(k) hereof or the Advice.

            3.4       Registration Expenses.  For purposes of this Exhibit A, "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel as may be required by the rules and regulations of the NASD), fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or selling shareholders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or the Selling Stockholders may designate), printing expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), messenger, telephone and delivery expenses, and fees and disbursements of counsel for the Company and one counsel for the Selling Stockholders and any other person entitled to include shares in any Registration Statement that is not an affiliate of the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance), underwriters (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Securities or legal expenses of any Person other than the Company and the Selling Stockholders), securities acts liability insurance if the Company so desires and fees and expenses of other Persons retained by the Company, regardless of whether the Registration Statement becomes effective.  The Company shall bear and pay all Registration Expenses associated with or related to (i) all Registration Statements requested pursuant to Section 3.1(a) and Section 3.1(b) of this Agreement and (ii) no more than two Registration Statements requested pursuant to Section 3.1(c) of the Agreement (which shall be the first and third of such S-3 Registrations).  The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the Registrable Securities to be registered on each securities exchange or automated quotation system on which the Common Stock is then listed and the fees and expenses of any Person, including special experts, retained by the Company other than counsel whose fees are provided for in the first sentence of this Section 3.4.

            3.5       Reconciliation of Registration Rights.  With respect to any Registration Statement filed on behalf of Sellers pursuant to Section 3.1(a), the Sellers shall have the right to sell all of the Registrable Securities proposed to be included in such Registration Statement and Other Sellers (as defined in Section 3.1(b)(i)) will have piggyback registration rights with respect to such Registration Statement only to the extent that, in the opinion of the Sellers, the inclusion of any shares by Other Sellers in such Registration Statement would not have an adverse effect on the Sellers' sale of Registrable Securities pursuant thereto.  The first Registration Statement filed on behalf of the Sellers pursuant to Section 3.1(a) shall be in preference over the demand registration rights heretofore or hereafter granted with respect to any shares of Common Stock or any securities convertible into shares of Common Stock, including, without limitation, Other Sellers.